Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
Biostar Pharmaceuticals, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-197496) dated July 17, 2014 of Biostar Pharmaceuticals, Inc. of our report dated April 13, 2017 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of Biostar Pharmaceuticals, Inc. for the years ended December 31, 2016 and 2015.

/s/Mazars CPA Limited
Mazars CPA Limited Certified Public Accountants
Hong Kong
April 13, 2017